                                                                   EXHIBIT 99.1


FOR IMMEDIATE RELEASE                         FOR FURTHER INFORMATION, CONTACT:
Date: October 30, 2003                        Kristy Williams  615-595-5531
                                              David McCurrach  615-595-5531


                           FRANKLIN FINANCIAL REPORTS
                             THIRD QUARTER RESULTS


FRANKLIN, TENNESSEE, OCTOBER 30, 2003 - Franklin Financial Corporation (Nasdaq:
"FNFN") today reported its financial results for the third quarter 2003. Quarterly net income increased 4.3%, compared to the third quarter 2002. Franklin Financial Corporation is the parent company of Franklin National Bank.

For the quarter ending September 30, 2003, Franklin Financial Corporation reported net income of $3.4 million representing a 4.3% increase in net income over the same period in 2002. On a per share basis, net income for the third quarter of 2003 was $.41 per share, equaling the per share basis for the third quarter 2002.

For the nine months ended September 30, 2003, net income was $7.4 million, or $.89 per share. Per share net income for the comparable period in 2002 was $1.06.

Total assets grew to $879.6 million on September 30, 2003, a $58.5 million increase and a 7.1% increase compared to September 30, 2002. Compared to September 30, 2002, loans grew .9%, investment securities increased by 23.2% while deposits grew 9.2%. Total shareholders' equity increased by 18.3%, from $46.4 million at September 30, 2002 to $54.8 million at September 30, 2003.

For the nine-month period ending September 30, 2003, the return on average equity was 18.79% compared to 27.97% for the same period in 2002.

"Our company has reported another sound quarter," commented Gordon E. Inman, Chairman, President and CEO of Franklin Financial Corporation. "Asset quality remains strong. At quarter end, non-performing assets were $5.5 million, or 1.01% of total loans, compared to $5.8 million at September 30, 2002, or 1.07% of total loans. In addition, we are very pleased with our ability to earn a return on average equity of 18.79%, and to grow assets by 7.1%."

For the third quarter of 2003, Franklin Financial Corporation once again paid a quarterly cash dividend of $.05775 per share. The bank's Internet site is FranklinNetBranch.com. The common stock of Franklin Financial Corporation is listed on the Nasdaq National Market under the symbol "FNFN".

Franklin Financial Corporation is a financial services holding company and the parent company of Franklin National Bank. Franklin National Bank operates nine retail branches in Williamson, Davidson, and Maury counties. In addition to Franklin National Bank, Franklin Financial Corporation is the parent company of Franklin Financial Mortgage, Franklin Financial Insurance Agency, and Franklin Financial Securities.


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On July 24, 2002, Fifth Third Bancorp (Nasdaq: FITB-News) and Franklin
Financial Corporation announced the signing of a definitive agreement in which Fifth Third will acquire Franklin Financial Corporation and its subsidiary, Franklin National Bank, headquartered in Franklin, Tennessee. On March 27, 2003, the definitive agreement was amended to extend the termination date to June 30, 2004 and to revise the exchange ratio.

THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS DESCRIBING FRANKLIN FINANCIAL CORPORATION'S FUTURE PLANS, PROJECTIONS, STRATEGIES AND EXPECTATIONS, ARE BASED ON ASSUMPTIONS AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND FRANKLIN FINANCIAL CORPORATION'S CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED DUE TO CHANGES IN INTEREST RATES, COMPETITION IN THE INDUSTRY, CHANGES IN LOCAL AND NATIONAL ECONOMIC CONDITIONS AND VARIOUS OTHER FACTORS. ADDITIONAL INFORMATION CONCERNING SUCH FACTORS, WHICH COULD AFFECT FRANKLIN FINANCIAL CORPORATION, IS CONTAINED IN FRANKLIN FINANCIAL CORPORATION'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


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                         FRANKLIN FINANCIAL CORPORATION
                (ALL DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                                                Three Months Ended                       Nine Months Ended
                                                  September 30,                            September 30,
                                             ----------------------      Percent      ----------------------     Percent
                                               2003          2002         Change        2003          2002        Change
                                             --------       -------      -------      --------       -------     -------

Income Statement
Interest income                              $ 11,317       $12,749       (11.2)      $ 34,919       $37,946       (8.0)
Interest expense                                3,667         4,464       (17.9)        11,656        13,554      (14.0)
                                             --------       -------                   --------       -------
Net interest income                             7,650         8,285        (7.7)        23,263        24,392       (4.6)
Provision for loan losses                         470           760       (38.2)         1,875         2,210      (15.2)
Non-interest income                             3,644         3,237        12.6          8,919         7,150       24.7
Non-interest expense                            5,589         5,663        (1.3)        18,999        16,433       15.6
                                             --------       -------                   --------       -------
Income before income taxes                      5,235         5,099         2.7         11,308        12,899      (12.3)
Income taxes                                    1,830         1,833        (0.2)         3,932         4,517      (13.0)
                                             --------       -------                   --------       -------
Net income                                   $  3,405       $ 3,266         4.3       $  7,376       $ 8,382      (12.0)
                                             --------       -------                   --------       -------

Per Share Data
Basic                                        $   0.41       $  0.41        (1.4)      $   0.89       $  1.06      (16.1)
Diluted                                          0.37          0.37         0.0           0.82          0.95      (13.7)
Cash Dividends                                0.05775         0.055         5.0        0.17325        0.1575       10.0
Common book value per share                      6.56          5.86        11.9           6.56          5.86       11.9
Weighted average shares outstanding
   Basic                                        8,358         7,908         5.7          8,278         7,891        4.9
   Diluted                                      9,130         8,844         3.2          9,014         8,785        2.6


                                                 September 30,
                                             ----------------------
                                               2003          2002
                                             --------      --------

Balance Sheet Summary
Assets
  Cash and cash equivalents                  $ 21,668      $ 27,117       (20.1)
  Federal funds sold                                0         1,636      (100.0)
  Securities                                  296,456       240,623        23.2
  Loans                                       541,721       536,841         0.9
  Allowance for loan losses                    (5,478)       (5,407)        1.3
                                             --------      --------
  Net loans                                   536,243       531,434         0.9
  Other assets                                 25,224        20,328        24.1

Total assets                                 $879,591      $821,138         7.1
                                             --------      --------

Liabilities and stockholders' equity
  Deposits                                   $744,653      $682,030         9.2
  Other borrowings                             78,240        87,485       (10.6)
  Other liabilities                             1,866         5,263       (64.5)
                                             --------      --------
  Total liabilities                           824,759       774,778         6.5
  Total stockholders' equity                   54,832        46,360        18.3
                                             --------      --------

Total liabilities and stockholders'
  equity                                     $879,591      $821,138         7.1
                                             --------      --------

                               FRANKLIN FINANCIAL
                                  CORPORATION
                           (ALL DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


                                                   THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                       SEPTEMBER 30,                    SEPTEMBER 30,
                                                 -------------------------         -------------------------
                                                   2003             2002             2003             2002
                                                 --------         --------         --------         --------

AVERAGE BALANCES
   Loans                                         $542,023         $509,748         $545,145         $479,419
   Securities                                     292,097          246,797          279,337          252,593
   Earning Assets                                 835,791          763,475          833,937          735,997
   Total Assets                                   879,020          800,088          875,178          773,071

   Demand deposits                                 80,927           57,054           81,800           53,285
   Interest-Bearing Deposits                      664,026          614,341          657,158          591,618
   Total Deposits                                 744,953          671,395          738,958          644,903
   Shareholders' Equity                            54,317           43,928           52,347           39,962

KEY PERFORMANCE RATIOS
   Return on Average Assets (Annualized)             1.55%            1.63%            1.12%            1.45%
   Return on Average Equity (Annualized)            25.07            29.74            18.79            27.97
   Net Interest Margin                               3.66             4.34             3.72             4.42
   Efficiency Ratio                                 48.39            48.46            57.91            51.33

ASSET QUALITY DATA
   Nonperforming Assets                          $  5,495         $  5,769         $  5,495         $  5,769

   Allowance for Loan and Lease Losses              5,478            5,407            5,478            5,407

   Net Charge-Offs/(Recoveries)                      1115              325             2175             1072

   Nonperforming Assets to Total Loans               1.01%            1.07%            1.01%            1.07%
   Allowance for Loan and Lease Losses to
      Period-End Loans                               1.01             1.01             1.01             1.01
   Net Charge-Offs/(Recoveries) to
      Average Loans                                  0.21             0.06             0.40             0.22